EXHIBIT 99.1

                             TEXACO REPORTS RESULTS
                             ----------------------
                      FOR THE FOURTH QUARTER AND YEAR 1996
                      ------------------------------------

FOR  IMMEDIATE  RELEASE:   THURSDAY,  JANUARY  23,  1997.
---------------------------------------------------------
         WHITE PLAINS, N.Y., Jan. 23 - Texaco announced today total net income of $2.0 billion for the year 1996, capping off what Chairman and Chief Executive Officer Peter I. Bijur called an "excellent" year. The company's fourth quarter results represent a 10th consecutive quarter with earnings before special items exceeding previous years' levels. Texaco cited the outstanding performance of its worldwide exploration and production business which benefited from increased crude oil and natural gas production and higher commodity prices.
         Texaco's total reported net income for the fourth quarter of 1996 was $509 million, or $1.90 per share. The quarter included special items amounting to a net gain of $129 million. Comparable income for the fourth quarter of 1995, which included a special $639 million non-cash charge relating to the adoption of a new accounting standard (SFAS 121), was a loss of $251 million, or $1.02 per share. For the year 1996, total reported net income was $2,018 million, or $7.52 per share, as compared with $607 million, or $2.10 per share, for the year 1995.
         In commenting on 1996 results, Texaco Inc. Chairman and Chief Executive Officer Peter I. Bijur stated, "Texaco's excellent results for 1996 signal that we are on track to achieve our plan for growth. The outstanding performance of our upstream business anchored solid results for the fourth quarter and year. Strong commodity prices throughout the year and higher worldwide oil and natural gas production caused upstream earnings to rise sharply. Production increased by more than three percent, reversing declines from non-core asset sales and maturing fields. Using advanced technologies, we were successful in bringing to production new fields while raising production from existing fields through improved recovery. This success was especially evident in our U.S. upstream operations, which posted record operating earnings of $1.1 billion for the year.

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



                                      - 2 -


         "In refining and marketing, 1996 results in the United States improved over 1995's depressed levels due to higher margins and increased branded gasoline sales volumes. However, results in the 1996 fourth quarter were disappointing as product margins, especially on the West Coast, were squeezed by higher crude costs and competitive pressures in the marketplace, and two refinery incidents that raised costs and impacted yields. In the international sector, results decreased significantly in 1996 as industry overcapacity led to poor margins in both the Caltex operating areas and in Europe, more than offsetting another year of strong earnings growth in Latin America," Bijur said.
         "Throughout 1996, while growing the business, we continued our focus on cost containment. Also, our strong earnings and cash flows provided increased funds to invest in growth opportunities as our capital expenditures for the year, which were mainly directed to key upstream projects, rose 10 percent to $3.4 billion. Our return on capital employed, excluding special items, exceeded
12.5 percent, while our debt to equity ratio improved to 34 percent, the lower end of our target range. Finally, our total return to shareholders was 30 percent for the year, led by a sharp rise in the market price of the stock and higher dividends."
         Net income before special items for the fourth quarter of 1996 was $380 million, or $1.41 per share, as compared with $367 million, or $1.35 per share, for the fourth quarter of 1995. For the year 1996, net income before special items rose 45 percent to $1,665 million, or $6.17 per share, as compared with $1,152 million, or $4.20 per share, for the year 1995. Included in the results for the fourth quarter and year 1996 are non-cash currency translation charges relating to deferred income taxes of $54 million and $58 million, respectively, as the Pound Sterling strengthened in relation to the U.S. dollar in the fourth quarter. This compared with benefits of $11 million for the fourth quarter and $5 million for the year 1995.

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                                      - 3 -

                                                                   Fourth Quarter                      Year
                                                                   --------------                      ----
Texaco Inc. (Millions):                                           1996          1995             1996         1995
-------------------------------------------------------------------------------------------------------------------
Net income before special items                                   $   380    $    367          $  1,665    $  1,152
                                                                  -------    -- -----          --------    --------

Tax benefits on asset sales                                           188          21               188          65
Gains (losses) on major asset sales                                   (30)         -                194         232
Employee separation costs                                             (65)         -                (65)        (56)
Financial reserves for various issues                                 (32)         -                (32)        (26)
U.S. and International tax issues                                      68          -                 68          -
Adoption of new accounting standard
     Write-downs of assets                                              -        (639)                -        (639)
                                                                  -------    -- -----          --------    --------
                                                                      129        (618)              353        (424)
     Cumulative effect of accounting change                             -           -                 -        (121)
                                                                  -------    -- -----          --------    --------
                                                                      129        (618)              353        (545)
                                                                  -------    -- -----          --------    --------

Total reported net income (loss)                                  $   509    $   (251)         $  2,018    $    607
                                                                  =======    ========          ========    ========
-------------------------------------------------------------------------------------------------------------------

          Details on special items are included in the following functional analysis of net income.


ANALYSIS OF FUNCTIONAL NET INCOME
OPERATING EARNINGS (LOSSES)
     PETROLEUM AND NATURAL GAS
         EXPLORATION AND PRODUCTION

                                                                  Fourth Quarter                      Year
                                                                  --------------                      ----
United States (Millions):                                        1996         1995             1996         1995
-------------------------------------------------------------------------------------------------------------------
Operating earnings before special items                          $    351    $    191          $  1,123    $    674
Special items                                                           -        (493)                -        (381)
                                                                 --------    --------          --------    --------
Total operating net income (loss)                                $    351    $   (302)         $  1,123    $    293
-------------------------------------------------------------------------------------------------------------------



         In the U.S. upstream, increased production of crude and natural gas for the comparative fourth quarter and year 1996 along with higher commodity prices resulted in significantly improved earnings. The increased production, up 2.5 percent, was due to enhanced production from existing fields and new production, primarily in the Gulf of Mexico. The production increase reverses declines from the sale of non-core assets and from maturing fields. Exploratory expenses increased 32 percent to $41 million in the fourth quarter and 63 percent to $153 million for the year 1996, reflecting higher activity on an expanded inventory of new prospects.

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

         Texaco's U.S. average crude oil price for the fourth quarter and year 1996 increased over 1995 by $5.11 and $2.83 per barrel, respectively, as lean petroleum stocks and increased demand contributed to worldwide price strength and volatility.
         Texaco's U.S. average natural gas price for the fourth quarter and year 1996 increased over 1995 by $.73 and $.54 per thousand cubic feet, respectively. These price increases occurred as demand rose and inventory levels remained low.
         Special items for the year 1995 included a fourth quarter write-down of assets associated with the adoption of SFAS 121 of $493 million and a first quarter net gain of $112 million, principally resulting from the sale of non-core assets.

                                                                   Fourth Quarter                    Year
                                                                   --------------                    ----
International (Millions):                                         1996        1995             1996         1995
-------------------------------------------------------------------------------------------------------------------
Operating earnings before special items                          $     86    $     90          $    451    $    343
Special items                                                          27          (3)               27          (3)
                                                                 --------    --------          --------    --------
Total operating net income                                       $    113    $     87          $    478    $    340
-------------------------------------------------------------------------------------------------------------------


         In the international upstream, comparative results for the fourth quarter and year 1996 benefited from significantly higher crude oil prices, which averaged $5.79 and $3.26 per barrel, respectively, over 1995. Additionally, earnings benefited from increased crude oil and natural gas production, up more than seven percent in the fourth quarter and more than four percent for the year due to continuing development programs and new fields. Crude production increased primarily in the Partitioned Neutral Zone between Saudi Arabia and Kuwait and Angola, while gas production increased in Trinidad and Colombia. Partly offsetting these positive factors were higher exploration expenses, up 22 percent to $95 million in the fourth quarter and up 16 percent to $226 million for the year. Also, production declined from maturing fields in the United Kingdom (U.K.) and Australia.
         Further, operating results for the fourth quarter and year 1996 included non-cash currency translation charges relating to deferred income taxes of $36 million and $38 million, respectively, due to the strengthening of the Pound Sterling in relation to the U.S. dollar, as compared with benefits of $5 million for the fourth quarter and $2 million for the year 1995.
         The special item of $27 million in the fourth quarter of 1996 was related to a Danish deferred tax benefit. The year 1995 included fourth quarter special charges of $3 million for the write-down of assets associated with the adoption of SFAS 121.

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

         MANUFACTURING, MARKETING AND DISTRIBUTION

                                                                   Fourth Quarter                    Year
                                                                   --------------                    ----
United States (Millions):                                         1996        1995             1996         1995
-------------------------------------------------------------------------------------------------------------------
Operating earnings (losses) before special items                 $   (9)     $   60            $  233     $   141
Special items                                                       (26)         (9)              (26)        (20)
                                                                 ------      ------            ------    --------
Total operating net income (loss)                                $  (35)     $   51            $  207     $   121
-------------------------------------------------------------------------------------------------------------------


         In the U. S. downstream, results for the fourth quarter of 1996 reflected lower earnings, primarily on the West Coast, as compared to the same period of 1995, as higher crude costs and competitive pressures in the marketplace depressed margins. Also, fourth quarter results were adversely impacted by the effects of fires at the Los Angeles, Calif., refinery in November and the Convent, La., refinery in December. These two incidents resulted in property damage charges of $10 million, as well as earnings losses associated with lower yields. These negative impacts were partly offset by the continued strength in gasoline and diesel sales volumes, with Texaco branded gasoline sales increasing in the fourth quarter 1996.
         The year 1996 experienced a significant improvement in earnings over last year. Improved margins during the first half of the year reflected product price increases due to shortages resulting from regional industry refining problems, new California gasoline formulation requirements, and the seasonal increase in market demand. Earnings for the year 1996 also benefited from higher gasoline and diesel sales volumes, with Texaco branded gasoline sales up three percent, as well as overall improvement of refinery operations, particularly at the East and Gulf coast refineries.
         Results for 1996 included a fourth quarter special charge of $25 million relating to the loss on the pending sale of a chemical facility, as well as $1 million for employee separations. Operating results for 1995 included special charges of $9 million in the fourth quarter for the write-down of assets associated with the adoption of SFAS 121 and $11 million in the third quarter for employee separations.


                                                                   Fourth Quarter                    Year
                                                                   --------------                    ----
International (Millions):                                         1996        1995             1996         1995
-------------------------------------------------------------------------------------------------------------------
Operating earnings before special items                          $  43      $  117            $  252       $  358
Special items                                                      (26)        (31)              198            7
                                                                 -----      ------            ------       ------
Total operating net income                                       $  17      $   86            $  450       $  365
-------------------------------------------------------------------------------------------------------------------



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

         In the international downstream, comparative fourth quarter and year 1996 earnings reflected lower results in both the Caltex and Europe operating areas, partly offset by higher earnings in Latin America.
         In the Caltex area of operations, refining and marketing margins were generally lower in Australia, Korea, Thailand, and Japan due to the inability to recover higher crude costs in the marketplace. Lower paraxylene sales volumes and prices in Korea added to the unfavorable comparative results.
         In Europe, operating results for the fourth quarter and year 1996 included non-cash currency translation charges relating to deferred income taxes of $18 million and $20 million, respectively, due to the strengthening of the Pound Sterling in relation to the U.S. dollar. This compared with benefits of $6 million for the fourth quarter and $3 million for the year 1995. Excluding these non-cash charges, fourth quarter earnings in Europe improved as higher refining margins more than offset lower marketing margins. For the year, significantly depressed marketing margins due to intense competitive pressures and oversupply in the marketplace, especially in the U.K., were only partly offset by improved refining operations and margins.
         Improved earnings in Latin America, primarily a result of strong margin and volume growth in Brazil, as well as entry into new markets, partly offset the lower Caltex and European results.
         Results for the year 1996 included net special gains of $198 million, consisting of a first quarter $224 million gain relating to the sale by Caltex of its interest in Nippon Petroleum Refining Company, Limited which was reduced by a related fourth quarter charge of $5 million for additional taxes on the sale. Also, included in 1996 results is a fourth quarter charge for employee separations of $21 million. Net special gains of $7 million for the year 1995 included a net gain of $80 million, principally for the first quarter sale of land by a Caltex affiliate in Japan, $42 million in charges during the third quarter related to employee separations and restructuring, and a fourth quarter charge of $31 million associated with the adoption of SFAS 121.


     NONPETROLEUM
                                                                   Fourth Quarter                      Year
                                                                  ---------------               -----------------
(Millions):                                                       1996         1995             1996         1995
-------------------------------------------------------------------------------------------------------------------
Operating earnings before special items                          $     5     $   12            $    16     $   32
Special items                                                          -        (87)                 -        (60)
                                                                 -------     ------            -------     ------
Total operating net income (loss)                                $     5     $  (75)           $    16     $  (28)
-------------------------------------------------------------------------------------------------------------------

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

         Comparative nonpetroleum results decreased in the fourth quarter and year 1996 due to better loss experience of insurance operations in 1995. This decrease was partially offset by higher 1996 gasification licensing revenues.
         Special items in 1995 included a fourth quarter charge of $87 million related to the write-down of assets associated with the adoption of SFAS 121 and a third quarter gain of $27 million from the sale of the company's interest in Pekin Energy Company.

CORPORATE/NONOPERATING RESULTS

                                                                    Fourth Quarter                     Year
                                                                    --------------                     ----
(Millions):                                                        1996         1995             1996        1995

-------------------------------------------------------------------------------------------------------------------
Results before special items                                     $  (96)     $ (103)          $ (410)      $ (396)
Special items                                                       154           5              154           33
                                                                 ------      ------           ------       ------
Total corporate/nonoperating                                     $   58      $  (98)          $ (256)      $ (363)
-------------------------------------------------------------------------------------------------------------------


         Comparative corporate/nonoperating results for the year were impacted by gains on sales of equity securities held for investment by insurance operations in 1995. This effect was partially offset by reduced interest expense in 1996 principally in the fourth quarter from lower interest rates and debt levels.
         Results for both 1996 and 1995 included special items. Special items for 1996, recorded in the fourth quarter, included $188 million of tax benefits attributable to sales of interests in a subsidiary. Results for the fourth quarter and year 1995 included similar benefits of $21 million and $65 million, respectively. The fourth quarter of 1996 also included a benefit of $41 million resulting from lower than anticipated prior years' state tax exposures and charges of $32 million for additional financial reserves for various litigation matters. Additionally, fourth quarter 1996 and third quarter 1995 included charges of $43 million and $16 million, respectively, for employee separations. Fourth quarter 1995 results included $16 million in charges for the write-down of assets associated with the adoption of SFAS 121.

CAPITAL AND EXPLORATORY EXPENDITURES
         Capital and exploratory expenditures, including equity in such expenditures of affiliates, were $3,431 million for the year 1996 as compared to $3,128 million for 1995. For the fourth quarter, expenditures totaled $1,179 million in 1996 as compared to $1,084 million for 1995.

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

         In the United States, exploration and development expenditures increased during 1996 reflecting strategic opportunities in both the shelf and deepwater areas of the Gulf of Mexico. Utilizing the synergies of advanced technologies, Texaco continues to add oil and gas reserves and expand development activities on key projects in this region. Also, construction has commenced on a major natural gas gathering and transmission pipeline and processing complex to be located onshore and offshore South Louisiana.
         International upstream expenditures in 1996 also increased from 1995 levels reflecting continued development efforts in the Erskine Field and Mariner Block in the U.K. North Sea, in Indonesia, in the Partitioned Neutral Zone, and for offshore projects in Australia and Nigeria. In addition, higher expenditures reflect several new fields brought into production in 1996 in Angola, Colombia and Trinidad, as well as a general increase in exploratory activity. These increases were partially offset by reduced expenditures in the Captain Field in the North Sea, which will begin production shortly.
         Downstream expenditure levels in the United States decreased due to the completion of major refinery projects and upgrades both for Texaco and its affiliate Star Enterprise. Partly offsetting these declines were increased joint marketing initiatives with quick service restaurants and lube outlets, as well as strategic service station site acquisitions and alliances. Also, construction continued on the Poseidon oil pipeline, which will service new deepwater and subsalt oil production from the central Gulf of Mexico.
         International downstream expenditures also decreased primarily due to significant 1995 expenditures related to Caltex's refinery construction in Thailand and upgrade in Singapore, as well as Texaco's 1995 expenditures to upgrade refineries in Panama and the U.K. However, marketing investments in 1996, particularly by Texaco in Latin American growth markets and selected European locations, and by Caltex in high-growth areas of the Pacific Rim, largely offset the decrease in refinery spending.

                                     - xxx -

CONTACTS:     Chris Gidez               914-253-4042
              Jim Swords                914-253-4156
              Cynthia Michener          914-253-4743
              Yorick Fonseca            914-253-7034



Additional Texaco information is available on the World Wide Web at: http://www.texaco.com

                                                                Fourth Quarter (a)               Year (a)
                                                                ------------------               --------
                                                                1996         1995           1996          1995
                                                                ----         ----           ----          ----

FUNCTIONAL NET INCOME (LOSS) ($000,000)
---------------------------------------
Operating Earnings (Losses)
    Petroleum and natural gas
       Exploration and production
          United States                                         $  351       $(302)         $1,123        $  293
          International                                            113          87             478           340
                                                                ------      ------          ------        ------
              Total                                                464        (215)          1,601           633
                                                                ------      ------          ------        ------

       Manufacturing, marketing and
       distribution
          United States                                            (35)         51             207           121
          International                                             17          86             450           365
                                                                ------      ------          ------        ------
              Total                                                (18)        137             657           486
                                                                ------      ------          ------        ------
              Total petroleum and natural gas                      446         (78)          2,258         1,119

    Nonpetroleum                                                     5         (75)             16           (28)
                                                                ------      ------          ------        ------
              Total operating earnings (losses)                    451        (153)          2,274         1,091

Corporate/Nonoperating                                              58         (98)           (256)         (363)
                                                                ------      ------          ------        ------

Net income (loss) before accounting change (b)                     509        (251)          2,018           728

Cumulative effect of adoption of SFAS 121                           -            -              -           (121)
                                                                ------      ------          ------        ------

              Total net income (loss)                           $  509      $ (251)         $2,018        $  607
                                                                ------      ------          ------        ------

EARNINGS (LOSSES) PER COMMON SHARE (dollars)
--------------------------------------------
Net income (loss) before cumulative effect of
    accounting change                                           $ 1.90      $(1.02)         $ 7.52        $ 2.57
Cumulative effect of accounting change                              -            -              -           (.47)
                                                                ------      ------          ------        ------
              Total net income (loss)                           $ 1.90      $(1.02)         $ 7.52        $ 2.10
                                                                ------      ------          ------        ------

Average number of common shares
    outstanding for computation
    of earnings per share (000,000)                             260.7        260.3           260.7         260.0

(a) Includes special items as detailed in news release text
(b) Includes provision (benefit) for income taxes
          ($000,000)                                            $  (3)      $ (230)         $  965        $  258

                                     - 10 -

                                                                 Fourth Quarter                     Year
                                                                ---------------                     ----
OTHER FINANCIAL DATA ($000,000)                                 1996         1995           1996          1995
-------------------------------                                 ----         ----           ----          ----
Revenues                                                     $12,871      $ 9,647        $45,500       $36,787

Total assets as of December 31                                                       (c) $27,000       $24,937

Stockholders' equity as of December 31                                               (c) $10,380       $ 9,519

Total debt as of December 31                                                         (c) $ 5,600       $ 6,240

Capital and exploratory expenditures
    (includes equity in affiliates)
       Exploration and production
          United States                                      $  349       $   285        $ 1,243       $   904
          International                                         373           306          1,135         1,033
                                                             ------       -------        -------       -------
              Total                                             722           591          2,378         1,937
                                                             ------       -------        -------       -------


       Manufacturing, marketing and
        distribution
          United States                                         126           190            360           453
          International                                         313           272            658           687
                                                             ------       -------        -------       -------
              Total                                             439           462          1,018         1,140
                                                             ------       -------        -------       -------

       Other                                                     18            31             35            51
                                                             ------       -------        -------       -------
              Total                                          $1,179       $ 1,084        $ 3,431       $ 3,128
                                                             ------       -------        -------       -------

Texaco Inc. and subsidiary companies
    Exploratory expenses included above:
          United States                                      $   41       $    31        $   153       $    94
          International                                          95            78            226           195
                                                             ------       -------        -------       -------
              Total                                          $  136       $   109        $   379       $   289
                                                             ------       -------        -------       -------

Dividends paid to common stockholders                        $  221       $   208        $   859       $   832

Dividends per common share (dollars)                         $  .85       $   .80        $  3.30       $  3.20

Dividend requirements for preferred
    stockholders                                              $  14       $    14        $    57       $    60

(c)  Preliminary


                                     - 11 -

                                                                 Fourth Quarter                    Year
                                                                 --------------                    ----
OPERATING DATA - INCLUDING                                      1996         1995           1996          1995
--------------------------                                    ---------    ---------      ---------     ------
    INTERESTS IN AFFILIATES
    -----------------------

    Exploration and Production
    --------------------------

    United States
       Net production of crude oil and
          natural gas liquids (000 BPD)                            387          382             388          381
       Net production of natural gas -
          available for sale (000 MCFPD)                         1,661        1,592           1,675        1,619
       Total net production (000 BOEPD)                            664          647             667          651

       Natural gas sales (000 MCFPD)                             3,404        3,124           3,176        3,153
       Natural gas liquids sales
          (including purchased LPGs) (000 BPD)                     203          222             206          216

       Average U.S. crude (per bbl.)                            $20.00       $14.89          $17.93       $15.10
       Average U.S. natural gas (per mcf)                       $ 2.54       $ 1.81          $ 2.19       $ 1.65
       Average WTI (Spot) (per bbl.)                            $24.67       $18.15          $22.16       $18.43
       Average Kern (Spot) (per bbl.)                           $17.32       $12.57          $15.53       $13.57

    International
       Net production of crude oil and
          natural gas liquids (000 BPD):
              Europe                                               116          113             115          116
              Indonesia                                            152          153             145          150
              Partitioned Neutral Zone                              80           69              76           59
              Other                                                 64           58              63           56
                                                                ------       ------          ------       ------
                 Total                                             412          393             399          381
       Net production of natural gas -
          available for sale (000 MCFPD):
              Europe                                               207          183             188          203
              Colombia                                             148          119             125          119
              Other                                                 80           51              69           51
                                                                ------       ------          ------       ------
                 Total                                             435          353             382          373
       Total net production (000 BOEPD)                            485          452             463          443

       Natural gas sales (000 MCFPD)                               538          439             477          435
       Natural gas liquids sales
          (including purchased LPGs) (000 BPD)                      68           81              89           80

       Average International crude (per bbl.)                     $21.96     $16.17          $19.55       $16.29
       Average U.K. natural gas (per mcf)                         $ 2.83     $ 2.76          $ 2.63       $ 2.65
       Average Colombia natural gas (per mcf)                     $  .99     $  .97          $  .96       $  .89


                                     - 12 -

                                                                  Fourth Quarter                   Year
                                                                  --------------                   ----
OPERATING DATA - INCLUDING                                      1996         1995           1996          1995
--------------------------                                    ---------    ---------      ---------     ------
    INTERESTS IN AFFILIATES

    Manufacturing, Marketing and Distribution

    United States
       Refinery input (000 BPD)
          Subsidiary                                               401          396             404          393
          Affiliate - Star Enterprise                              320          301             320          300
                                                                 -----        -----           -----        -----
              Total                                                721          697             724          693

       Refined product sales (000 BPD)
          Gasolines                                                499          451             499          449
          Avjets                                                   112          127             123           99
          Middle Distillates                                       222          206             216          196
          Residuals                                                 73           44              67           51
          Other                                                    120          164             131          139
                                                                 -----        -----           -----        -----
              Total                                              1,026          992           1,036          934

    International
       Refinery input (000 BPD)
          Europe                                                   352          347             340          300
          Affiliate - Caltex                                       352          451             364          443
          Latin America/West Africa                                 39           68              58           45
                                                                ------       ------          ------        -----
              Total                                                743          866             762          788

       Refined product sales (000 BPD)
          Europe                                                   488          531             461          473
          Affiliate - Caltex                                       599          698             601          658
          Latin America/West Africa                                373          378             391          362
          Other                                                     74           72              64           74
                                                                ------        ------          -----        -----
              Total                                              1,534        1,679           1,517        1,567

